UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2017

AquaBounty Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36426	04-3156167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Mill and Main Place, Suite 395

Maynard, Massachusetts 01754

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 648-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	Unregistered Sales of Equity Securities.

As previously disclosed in Exhibit 99.1 to its Registration Statement on Form 10, as first filed with the Securities and Exchange Commission on November 7, 2016, AquaBounty Technologies, Inc. (“AquaBounty”) and Intrexon Corporation (“Intrexon”), AquaBounty’s majority shareholder, entered into a stock purchase agreement (“Purchase Agreement”) on November 7, 2016, pursuant to which AquaBounty agreed to sell to Intrexon $25 million in shares of AquaBounty’s common stock, par value $0.001 (“Common Stock”). On January 18, 2017, AquaBounty issued 2,421,073 shares of Common Stock to Intrexon under the terms of the Purchase Agreement. AquaBounty issued the shares of Common Stock to Intrexon pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933 or Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUABOUNTY TECHNOLOGIES, INC.

Date: January 24, 2017	By:	/s/ David A. Frank
		Name:	David A. Frank
		Title:	Chief Financial Officer